SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                       TAYLOR DEVICES, INC.
      (Exact name of registrant as specified in its charter)


     New York                 16-0797789
(State of incorporation       (I.R.S. Employer
or organization)              Identification No.)


     90 Taylor Drive, PO Box 748 North Tonawanda, NY  14120-0748
     (Address of principal executive offices)         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered

Preferred Stock Purchase Rights         NASDAQ


     If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the
following box:            [ ]

     If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the
following box:            [X]


Securities Act registration statement file number of which this form relates:

________________ (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

                               none
                   ---------------------------
                         (title of class)


Item 1.  Description of Registrant's Securities to be Registered.


     On October 5, 1998, the Board of Directors of TAYLOR DEVICES, INC. (the "Company") declared a dividend of one Right for each outstanding share of the Company's Common Stock, par value $.025 per share (the "Common Stock"), to shareholders of record at the close of business on October 19, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one two-thousandths (1/2000) of a share of Series A Junior Participating Preferred Stock, par value $.05 per share (the "Series A Preferred Stock"), at a Purchase Price of $5.00 per unit of one two-thousandths of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Regan & Associates, Inc., as Rights Agent. The Company currently acts as its own Transfer Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. A Distribution Date will occur and the Rights will separate from the Common Stock upon the earliest of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 30% or more of the shares of Common Stock then outstanding (the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 24% or more of such outstanding shares of Common Stock (unless such tender offer or exchange offer is an offer for all outstanding shares of Common Stock which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders) and (iii) the date the Board of Directors declares a person to be an "Adverse Person", upon a determination by the Board that such Person, together with his affiliates or associates, is or has become the beneficial owner of 24% or more of the shares of Common Stock outstanding, and upon a determination by at least a majority of the Continuing Directors (as defined below) who are not officers of the Company, after reasonable inquiry and investigation, that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such Continuing Directors determine that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time, or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, impairment of the Company's ability to maintain its competitive position or impairment of the Company's business reputation or ability to deal with governmental agencies) on the business or prospects of the Company.

     Under the Rights Agreement, for purposes of calculating percentages of Common Stock outstanding, shares of Common Stock outstanding shall include all shares of Common Stock deemed to be beneficially owned by a Person and its affiliates and associates, even if not actually then outstanding.

     Under the Rights Agreement, Tayco Developments, Inc.
("Tayco") shall not be deemed to be either an Acquiring Person or an Adverse Person solely as a result of its ownership of shares of Common Stock.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates,
(ii) new Common Stock certificates issued after October 19, 1998 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 5, 2008, unless earlier redeemed by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except (i) with respect to certain shares of Common Stock issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of certain securities of the Company, or
(ii) as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that (i) a person becomes the beneficial owner of 30% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which a majority of the Directors who are not officers of the Company and who are not affiliates or associates of such person determine to be fair to and otherwise in the best interests of the Company and its shareholders) or (ii) the Board of Directors declares that a person is an Adverse Person (each such event, a "Flip-in Event"), each holder of a Right will thereafter have the right to receive, upon payment of the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (based on a formula set forth in the Rights Agreement) equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or an Adverse Person (or by certain related parties) will be null and void. However, Rights are not exercisable following the occurrence of the Flip-in Event until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at a Purchase Price of $5.00 per Right, each Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $10.00 worth of Common Stock (or other consideration, as noted above) determined pursuant to a formula set forth in the Rights Agreement, for $5.00. Assuming that the Common Stock had a per share value of $5.00 at such time (as determined pursuant to such formula), the holder of each valid Right would be entitled to purchase two shares of Common Stock for $5.00.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which it is the surviving corporation but its Common Stock is changed or exchanged (other than a merger meeting certain conditions which follows an offer for all outstanding shares of Common Stock which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders), or (ii) 50% or more of the Company's assets, earning power or cash flow is sold or transferred ("Flip-over Event"), each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The Flip-over Events set forth in this paragraph and the Flip-in Event described in the second preceding paragraph are referred to as the "Triggering Events"; provided, however, that a Triggering Event shall not include the ownership by Tayco of shares of Common Stock.

     The Purchase Price payable, and the number of units of one two-thousandths of a share of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Series A Preferred Stock (other than fractions of one two-thousandths of a share, or integral multiples thereof) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

     The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, an Adverse Person or an affiliate or associate of any such person, or any representative of any of the foregoing.

     At any time until 10 days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors who are not officers of the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of such Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above, or are redeemed as provided in the preceding paragraph.

     Other than certain provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person, an Adverse Person or an affiliate or associate thereof), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     The Rights have certain anti-takeover effects. Exercise of the Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The existence of Rights, however, should not affect an offer at a fair price and otherwise in the best interests of the Company and its shareholders as determined by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until 10 days following the Stock Acquisition Date redeem all but not less than all of the then outstanding Rights at the $0.01 redemption price.

     The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the Form of Rights Certificate, the press release announcing the declaration of the Rights and a letter to the holders of the Company's Common Stock (together with a summary of the Rights attached thereto) are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.  Exhibits

     4    Rights Agreement, dated as of October 5, 1998, between
          Taylor Devices, Inc. and Regan & Associates, Inc., as
          Rights Agent

     20   Letter to the holders of Taylor Devices, Inc. Common
          Stock, dated October 5, 1998 (including Summary of
          Rights)

     99   Press Release, dated October 5, 1998


                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    October 5, 1998

                    TAYLOR DEVICES, INC.

                    By:       /s/ Douglas P. Taylor
                    Name:     Douglas P. Taylor
                    Title:    President

Exhibit 4


                       TAYLOR DEVICES, INC.

                               AND

                     REGAN & ASSOCIATES, INC.

                           RIGHTS AGENT

                         RIGHTS AGREEMENT

                   DATED AS OF OCTOBER 5, 1998

                         RIGHTS AGREEMENT


     RIGHTS AGREEMENT, dated as of October 5, 1998 (the
"Agreement"), between Taylor Devices, Inc., a New York corporation (the "Company"), and Regan & Associates, Inc., a
Delaware corporation (the "Rights Agent").


                       W I T N E S S E T H


     WHEREAS, on October 5, 1998 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of common stock, par value $0.025 per share, of the Company (the "Common Stock") outstanding at the close of business on October 19, 1998 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(k) hereof) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the earlier of the Distribution Date or the Expiration Date, each whole Right initially representing the right to purchase one two thousandths (1/2000) of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights of the Company attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights").


                        TERMS OF AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.     CERTAIN DEFINITIONS.  For purposes of this
Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 30% or more of the shares of Common Stock then outstanding, but shall not include
(i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iv) Tayco Developments, Inc., or (v) any Person who becomes an Acquiring Person solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, unless and until such Person shall purchase or otherwise become (as a result of actions taken by such Person or its Affiliates or Associates) the Beneficial Owner of additional shares of Common Stock. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an Acquiring Person, or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be or to have become an Acquiring Person for any purposes of this Agreement.

     For purposes of the foregoing and all other provisions of this Agreement, in computing the percentage of the shares of Common Stock outstanding at any time which are beneficially owned by a Person and its Affiliates and Associates, the shares of Common Stock then outstanding shall be deemed to include all shares of Common Stock beneficially owned by such Person and its Affiliates and Associates but not actually then outstanding, including the shares of Common Stock, if any, then issuable to such Person and its Affiliates and Associates upon the exercise of conversion rights, exchange rights, rights, warrants or options.

          (b) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board of Directors of the Company, upon a determination by the Continuing Directors who are not officers of the Company that the criteria set forth in Section 11(a)(ii)(B) apply to such Person.

          (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Exchange Act").

          (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

               (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own,"
(A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or
Section 22 hereof (the "Original Rights") or pursuant to Section 11(e) hereof in connection with an adjustment made with respect to any Original Rights;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "Beneficial Ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor reports); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (d) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (f)  "Close of business" on any given date shall mean
5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

          (g) "Common Stock" shall mean the common stock, par value $0.025 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

          (h) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such individual is a member of such Board, who is not an Acquiring Person or Adverse Person, or an Affiliate or Associate of an Acquiring Person or Adverse Person, or a representative of an Acquiring Person, Adverse Person or any such Affiliate or Associate, and was a member of such Board prior to the date of this Agreement, or (ii) any individual who subsequently becomes a member of the Board of Directors of the Company, while such individual is a member of such Board, who is not an Acquiring Person or an Adverse Person, or an Affiliate or Associate of an Acquiring Person or Adverse Person, or a representative of an Acquiring Person or Adverse Person or any such Affiliate or Associate, if such individual's nomination for election or election to such Board is recommended or approved by a majority of the Continuing Directors.

          (i) "Person" shall mean any individual, firm, corporation, partnership, trust, limited partnership, limited liability corporation, or other entity.

          (j)  "Preferred Stock" shall mean shares of Series A
Junior Participating Preferred Stock, par value $.05 per share, of the Company.

          (k) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii)(A) or (B) hereof.

          (l) "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

          (m) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
Section 13(d) or Section 13(g) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (n) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

          (o) "Transfer Agent" shall mean the Company in its capacity as transfer agent, or any designated transfer agent or successor transfer agent registered in accordance with Section
17A(c)(2) of the Exchange Act.

          (p)  "Triggering Event" shall mean any Section
11(a)(ii) Event or any Section 13 Event; provided, however, that a "Triggering Event" shall not include the ownership by Tayco
Developments of the Company's Common Stock.


     Section 2.     APPOINTMENT OF RIGHTS AGENT OR SUCCESSOR
                    TRANSFER AGENT.

     The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. The Rights Agent is not be authorized to and shall not perform duties required of the Transfer Agent, including, but not limited to, countersigning securities upon issuance, monitoring issuance of securities with a view to preventing unauthorized issuance, registering the transfer of securities, exchanging or converting securities, or transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. In all instances, whether or not expressly stated in this Agreement, such duties shall be performed by the Transfer Agent.


     Section 3.     ISSUANCE OF RIGHTS CERTIFICATES.

          (a) Until the earliest of (i) the close of business on the 10th day after the Stock Acquisition Date (or, if the 10th day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), (ii) the close of business on the 10th Business Day (or such later date as the Board of Directors of the Company shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 24% or more of the shares of Common Stock then outstanding and
(iii) the close of business on the day that the Board of Directors of the Company determines, upon determination of the Continuing Directors, pursuant to the criteria set forth in
Section 11(a)(ii)(B) hereof that a Person is an Adverse Person (the earliest of (i), (ii) and (iii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to, or redemption by, the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(k) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights") to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7 hereof), the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

          (c) Unless otherwise specifically decided by a majority of the Company's Board of Directors, Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

          "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Taylor
          Devices, Inc. (the "Company") and Regan &
          Associates, Inc., dated as of October 5, 1998
          (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.
          The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse
          Person or any Affiliate or Associate thereof
          (as such terms are defined in the Rights
          Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

With respect to such certificates containing the foregoing legend, and with respect to certificates for shares of Common Stock which were issued and outstanding on the Record Date, until the earlier of (i) the Distribution Date or (ii) the Expiration Date or redemption date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     Section 4.     FORM OF RIGHTS CERTIFICATES.

          (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of
Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one two-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one two-thousandths of a share is referred to as the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of an Acquiring Person or Adverse Person,
(ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or
(iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom such Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Continuing Directors of the Company have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6, Section 11 or Section 22 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          "The Rights represented by this Rights
          Certificate are or were beneficially owned by a Person who was or became an [Acquiring
          Person][Adverse Person] or an Affiliate or Associate of an [Acquiring Person][Adverse
          Person] (as such terms are defined in the Rights Agreement). Accordingly, this Rights
          Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement."

     Section 5.     COUNTERSIGNATURE AND REGISTRATION.

          (a) The Rights Certificates shall be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Transfer Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Transfer Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Transfer Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

          (b) Following the Distribution Date, the Transfer Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     Section 6.     TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE
                    OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED,
                    LOST OR STOLEN RIGHTS CERTIFICATES.

          (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one two-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Transfer Agent, or Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Transfer Agent designated for such purpose. Neither the Transfer Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Transfer Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) Upon receipt by the Company and the Transfer Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Transfer Agent of all reasonable expenses incidental thereto, and upon surrender to the Transfer Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Transfer Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7.     EXERCISE OF RIGHTS; PURCHASE PRICE;
                    EXPIRATION DATE OF RIGHTS.

          (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby [except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof] in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Transfer Agent at the principal office or offices of the Transfer Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one two-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, and an amount equal to any applicable transfer tax, at or prior to the earlier of (i) the close of business on October 5, 2008 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date").

          (b) The Purchase Price for each one two-thousandths of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $5.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one two-thousandths of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Transfer Agent shall, subject to
Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Transfer Agent is the transfer agent for such shares) certificates for the total number of one two-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one two-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash, or by certified check or official bank check payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and other property is available for distribution by the Transfer Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Transfer Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Adverse Person or an Associate or Affiliate of an Acquiring Person or an Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or an Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or an Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or an Adverse Person to holders of equity interests in such Acquiring Person or an Adverse Person or to any Person with whom the Acquiring Person or an Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Continuing Directors of the Company have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or an Adverse Person or any of its Affiliates, Associates or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, not any of the Rights Agent, the Transfer Agent or the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8.     CANCELLATION AND DESTRUCTION OF RIGHTS
                    CERTIFICATES.

     All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Transfer Agent for cancellation or in cancelled form, or, if surrendered to the Transfer Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Transfer Agent for cancellation and retirement, and the Transfer Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Transfer Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.     RESERVATION AND AVAILABILITY OF CAPITAL
STOCK.

          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) If and so long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause
(i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

          (d) The Company will take all such action as may be necessary to ensure that all one two-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (e) The Company will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one two-thousandths of a share of Preferred Stock (or Common Stock and other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one two-thousandths of a share of Preferred Stock (or Common Stock and other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one two-thousandths of a share of Preferred Stock (or Common Stock and other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for a number of one two-thousandths of a share of Preferred Stock (or Common Stock and other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11.    ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND
                    OF SHARES OR NUMBER OF RIGHTS.

     The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)  (i)  [RESERVED]

               (ii) In the event:

                    (A)  any Person (other than the Company, any
               Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or Tayco Developments, Inc. [but only to the extent of their Beneficial Ownership of any shares of Common Stock which were issued and outstanding on the Record Date]), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of 30% or more of the shares of Common Stock then outstanding, unless the event causing the 30% threshold to be crossed is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the Continuing Directors of the Company and who are not representatives, nominees, Affiliates or Associates of the Person making such tender or exchange offer, to be (a) at a price which is fair to shareholders (taking into account all factors which Continuing Directors of the Company deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its shareholders, or

                    (B)  the Board of Directors of the Company
               shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its Affiliates and Associates, had, at any time after this Agreement has been filed with the Securities and Exchange Commission as an exhibit to a filing under the Exchange Act, become the Beneficial Owner of at least 24% of the shares of Common Stock then outstanding, and a determination by at least a majority of the Continuing Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation which such Persons as such Continuing Directors shall deem appropriate, that (a) such Beneficial Ownership by such Person is intended to cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where such Continuing Directors determine that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact on the business or prospects of the Company (including, but not limited to, impairment of relationships with customers, impairment of the Company's ability to maintain its competitive position or impairment of the Company's business reputation or ability to deal with governmental agencies) to the detriment of the Company's shareholders, then, promptly following the occurrence of any such event described in Section (11(a)(ii)(A) or (B) hereof, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one two-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one two-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares").

               (iii) In the event that the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), and
(B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price,
(3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board of Directors of the Company has deemed to have essentially the same value or economic rights as shares of Common Stock [such shares of preferred stock being referred to as "Common Stock Equivalents"]), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price); provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term "Spread" shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors of the Company determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as extended, is herein called the "Substitution Period"). To the extent that action is to be taken pursuant to the first and/or third sentences of this
Section 11(a)(iii), the Company (1) shall provide, subject to
Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such shareholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

          (b) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Business Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Business Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of
(A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Business Day or ten
(10) Business Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and the Transfer Agent and shall be conclusive for all purposes.

               (ii) For the purpose of any computation hereunder, the "Current Market Price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(b) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(b), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 2,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and the Transfer Agent, and shall be conclusive for all purposes.

          (c) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(c), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

          (d) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one two-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (e) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one two-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one two-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandths) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(e), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (f) Irrespective of any adjustment or change in the Purchase Price or the number of one two-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one two-thousandths of a share and the number of one two-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

          (g) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one two-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one two-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

          (h) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one two-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one two-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

          (i) The Company will not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(j) hereof), (ii) merge with or into any other Person [other than a Subsidiary of the Company in a transaction which complies with Section 11(i) hereof], or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons [other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(j) hereof], if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of
Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (j) After the Distribution Date, the Company will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (k) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights outstanding following any such event shall equal the result obtained by multiplying the number of Rights outstanding immediately prior to such event by a fraction the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the numerator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

          (l) The failure by the Board of Directors of the Company to declare a Person to be an Adverse Person following such Person becoming the Beneficial Owner of 24% or more of the outstanding Common Stock shall not imply that such Person is not an Adverse Person or limit the right at any time in the future of the Board of Directors of the Company to declare such Person to be an Adverse Person.

     Section 12.    CERTIFICATE OF ADJUSTED PURCHASE PRICE OR
                    NUMBER OF SHARES.

     Whenever an adjustment is made as provided in Section 11 and
Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Transfer Agent, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Transfer Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13.    CONSOLIDATION, MERGER OR SALE OR TRANSFER OF
                    ASSETS, CASH FLOW OR EARNING POWER.

          (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person [other than a Subsidiary of the Company in a transaction which complies with
Section 11(j) hereof], and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person [other than a Subsidiary of the Company in a transaction which complies with Section 11(j) hereof] shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons [other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(j) hereof], then, and in each such case [except as may be contemplated by
Section 13(d) hereof], proper provision shall be made so that:
(i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one two-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one two-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price [determined pursuant to Section 11(b) hereof] per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such
Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Right.

          (b) "Principal Party" shall mean

               (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

               (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets, cash flow or earnings power mentioned in paragraph (a) of this Section 13, the Principal Party will:

               (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

               (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

          (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section 11(a)(ii) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

     Section 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(k) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or, if the Rights are not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one two-thousandths of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one two-thousandths of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one two-thousandths of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one two-thousandths of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one two-thousandths of a share of Preferred Stock shall be one two-thousandths of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(b)(ii) hereof) for the Business Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional
Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent and the Transfer Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company, the Rights Agent and the Transfer Agent, and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common
Stock;

          (b)  after the Distribution Date, the Rights
Certificates are transferable only on the registry books of the Transfer Agent if surrendered at the principal office or offices of the Rights Agent or the Transfer Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Transfer Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Transfer Agent) for all purposes whatsoever, and neither the Company nor the Transfer Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, not any of the Company, or the Rights Agent, or the Transfer Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17.    RIGHTS CERTIFICATE HOLDER NOT DEEMED A
                    SHAREHOLDER.

     No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one two-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.    CONCERNING THE RIGHTS AGENT AND TRANSFER
AGENT.

          (a) The Company agrees to pay to the Rights Agent (and Transfer Agent, if other than the Company) reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, or the Transfer Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent (or the Transfer Agent, if other than the Company) for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent or the Transfer Agent, for anything done or omitted by the Rights Agent or the Transfer Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent (and Transfer Agent, if other than the Company) shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF
                    RIGHTS AGENT OR SUBSTITUTION OF TRANSFER
                    AGENT.

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, such entity shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. In the event that the Company designates another entity to serve as Transfer Agent, such corporation shall be eligible for appointment as a successor Transfer Agent under the provisions of Section 21 hereof. In case at the time such successor Transfer Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Transfer Agent may adopt the countersignature of a predecessor Transfer Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Transfer Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Transfer Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Transfer Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Transfer Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Transfer Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. DUTIES OF RIGHTS AGENT AND TRANSFER AGENT. The Rights Agent and Transfer Agent undertake the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent and the Transfer Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and Transfer Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement either or both of the Rights Agent or Transfer Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent and the Transfer Agent; and such certificate shall be full authorization to the Rights Agent or Transfer Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent and Transfer Agent each shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) Neither the Rights Agent nor the Transfer Agent shall be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent or Transfer Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except countersignature thereof by the Transfer Agent); nor shall they be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall they be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall they by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent or the Transfer Agent for the carrying out or performing by the Rights Agent or Transfer Agent of the provisions of this Agreement.

          (g) The Rights Agent and Transfer Agent are each hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent, or Transfer Agent, and any shareholder, director, officer or employee of the Rights Agent, or such Transfer Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent or Transfer Agent under this Agreement. Nothing herein shall preclude the Rights Agent or Transfer Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent and Transfer Agent each may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent and the Transfer Agent each shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent or Transfer Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Right Certificate surrendered to the Transfer Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Transfer Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     Section 21.    CHANGE OF RIGHTS AGENT OR TRANSFER AGENT.
The Rights Agent, or any successor Rights Agent, or any successor Transfer Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent, or any successor Transfer Agent, upon thirty (30) days' notice in writing, mailed to the Rights Agent, or successor Rights Agent, or successor Transfer Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent or the Transfer Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent or Transfer Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or Transfer Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent or Transfer Agent. In the case of the Transfer Agent, any successor, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York or of any other state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority. After appointment, the successor Transfer Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Transfer Agent without further act or deed; but the predecessor Transfer Agent shall deliver and transfer to the successor Transfer Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Transfer Agent and each transfer agent of the Common Stock and the Preferred Stock and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Transfer Agent or the appointment of the successor Transfer Agent, as the case may be.

     Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) to the extent that any adjustments in the Company's securities have been made as a result of the issuance of Rights Certificates (including, without limitation, adjustments to conversion ratios or other adjustments resulting from the operation of anti-dilution provisions in convertible securities, stock options or similar securities), the number of Rights, or fractions thereof, issuable shall equal, and not exceed, the number necessary to enable the holder to receive, upon such conversion, exchange or exercise of such security and after exercise of such Rights, the number of shares of Common Stock such holder would have received if it had converted, exchanged or exercised such security immediately prior to the Distribution Date and had subsequently exercised the Rights issuable in respect of such shares.

     Section 23.    REDEMPTION AND TERMINATION.

          (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the 10th day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, if the Board of Directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (x) and (y) below, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors: (x) such authorization occurs on or after the time a Person becomes an Acquiring Person, or (y) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding shares of Common Stock not beneficially owned by such Person (or by its Affiliates or Associates). Notwithstanding the foregoing, the Board of Directors of the Company may not redeem any Rights following a determination made pursuant to section 11(a)(ii)(B) that any person is an Adverse Person. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock [based on the "current market price", as defined in Section 11(b)(i) hereof, of the Common Stock at the time of redemption] or any other form of consideration deemed appropriate by the Board of Directors of the Company.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and the Transfer Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the Transfer Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Transfer Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     Section 24.    NOTICE OF CERTAIN EVENTS.

          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or
(iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person [other than a Subsidiary of the Company in a transaction which complies with
Section 11(j) hereof], or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons [other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(j) hereof], or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

          (b) In case any event set forth in Section 11(a)(ii) hereof shall occur, then, in such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and, if appropriate, other securities.

     Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent, the Transfer Agent, or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent or the Transfer Agent) as follows:

     The Company:        Taylor Devices, Inc.
                         90 Taylor Drive
                         North Tonawanda, New York 14120
                         Attention:  President

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent or the Transfer Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

     The Rights Agent:   Regan & Associates, Inc.
                         15 Park Row
                         New York, New York 10038

     The Transfer Agent: Taylor Devices, Inc.
                         100 Taylor Drive
                         North Tonawanda, New York 14120
                         Attention: Shareholder Relations Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent, or the Transfer Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this
Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any term, definition or other provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock; provided, however, that no such supplement or amendment shall diminish any rights granted to holders of Common Stock in the Company's Certificate of Incorporation; and provided, further that any supplement or amendment of this Agreement after the Stock Acquisition Date must be approved by a majority of the Continuing Directors. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Transfer Agent or Rights Agent, as appropriate, shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Adverse Person or an Affiliate or Associate of such Acquiring Person or Adverse Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent or Transfer Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one two-thousandths of a share of Preferred Stock for which a Right is exercisable; provided, however, that any time prior to (i) the existence of an Acquiring Person or
(ii) the date that a tender or exchange offer by any person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 24% or more of the shares of Common Stock then outstanding, the Board may amend this Agreement to increase the Purchase Price or extend the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent or the Transfer Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28.    DETERMINATIONS AND ACTIONS BY THE BOARD OF
                    DIRECTORS, ETC.

     For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to such Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to
(i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations [including, for purposes of clause (y) below, all omissions with respect to the foregoing] which are done or made by the Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the Transfer Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or the Continuing Directors to any liability to the holders of the Rights.


     Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, the Transfer Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, the Transfer Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).


     Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors of the Company.


     Section 31. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.


     Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts. It is not necessary that all parties sign all or any one of the counterparts, but each party must sign at least one counterpart for this agreement to be effective.


     Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                            TAYLOR DEVICES, INC.


By:                                By:
     Name:                         Douglas P. Taylor
     Title:                        President and
                                   Chief Executive Officer


Attest:                            REGAN & ASSOCIATES, INC.

By:                                By:
     Name:                              Artie Regan
     Title:                             President




                            Exhibit A

                    CERTIFICATE OF AMENDMENT
                                OF
                  CERTIFICATE OF INCORPORATION
                                OF
                       TAYLOR DEVICES, INC.

        under Section 805 of the Business Corporation Law


     FIRST:    The name of the corporation is TAYLOR DEVICES,
INC. (the "Corporation").

     SECOND:   The Certificate of Incorporation of the
Corporation was filed by the Department of State on July 22, 1955.

     THIRD:    The Certificate of Incorporation is hereby amended
by addition of a provision stating the number, designation, relative rights, preferences and limitations of Preferred Shares of a series of the par value $.05 each, as fixed by the Board of Directors before the issuance of such series, under authority contained in the Certificate of Incorporation.

          Five thousand (5,000) authorized Preferred Shares of the par value of $.05 each, none of which has been issued, shall be issued in and as a series to be designated, "Series A Junior Participating Preferred Stock." The term Preferred Shares, as used herein shall include all 2,000,000 of the Preferred Shares, $.05 par value, authorized by the Certificate of Incorporation of the Corporation, of which "Series A Junior Participating Preferred Stock" is the first series.

          The designation, relative rights, preferences, and limitations of all shares of Series A Junior Participating Preferred Stock, insofar as not already fixed by the Certificate of Incorporation, shall, as fixed by the Corporation's Board of Directors in the exercise of authority conferred by the Certificate of Incorporation, and as permitted by Section 502 of the Business Corporation Law, be, as follows:

          Section 1. NUMBER AND DESIGNATION. There is hereby authorized for issuance as a series of the Corporation's Preferred Shares, par value $.05 per share, five thousand (5,000) shares to be designated as "Series A Junior Participating Preferred Stock" (hereinafter, "Series A Preferred Stock").
          Section 2.     DIVIDENDS, DISTRIBUTIONS.

               (a) Subject to the prior and superior rights of the holders of shares of any other class of capital stock not by its terms ranking on a parity with, or junior to, the Series A Preferred Stock with respect to dividends, the holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, quarterly dividends payable in cash in an amount per whole share of Series A Preferred Stock equal to the greater of
     (1) 25% of the Purchase Price (the "Purchase Price"), as adjusted, per unit of one two-thousandths (1/2000) of a share of Series A Preferred Stock, as set forth in the Rights Agreement (the "Rights Agreement") between the Corporation and Regan & Associates, Inc., as Rights Agent, dated as of October 5, 1998 (so that, for example, if the Purchase Price, as adjusted, were $5.00, the quarterly dividend amount per whole share of Series A Preferred Stock would be $1.25, which would equal a quarterly dividend of $0.000625 per unit of one two-thousandths (1/2000) of a share of Series A Preferred Stock), and (2) dividends payable in cash on the payment date for each cash dividend (if any) declared on the Corporation's Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the cash dividends then to be paid on each outstanding share of Common Stock, payable on the date declared by the Board of Directors for the payment of quarterly dividends on each of the outstanding shares of Common Stock, but in no event later than the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In addition, if the Corporation shall pay any dividend or make any distribution on its Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions payable solely in Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding share of Series A Preferred Stock, a dividend or distribution in like kind, of the Formula Number then in effect times such dividend or distribution on each of the shares of Common Stock. As used herein, the "Formula Number" shall be 2,000; provided, however, that if at any time after October 5, 1998, the Corporation shall (i) declare or pay any dividend on its Common Stock payable in Common Stock or make any distribution on its Common Stock payable in Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after October 5, 1998, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding Common Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

               (b)  The Board of Directors shall declare a
     dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) above immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable solely in Common Stock). The Board of Directors may fix a record date for the determination of holders of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

               (c)  Dividends shall begin to accrue and be
     cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the first Quarterly Dividend Payment, shall be calculated as if cumulative from and after the date (if any) declared by the Board of Directors for the payment of the quarterly dividend on the outstanding Common Stock, but in no event later than the 15th day of March, June, September and December, as the case may be, next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               (d) So long as any shares of Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the shares of Series A Preferred Stock shall have been declared and paid or distributed.

               (e)  The holders of shares of Series A Preferred
     Stock shall not be entitled to receive any dividends or other distributions, except as provided herein.

               (f) Nothing in this Certificate of Incorporation shall require the Corporation to pay any dividend on Common
     Stock.

          Section 3.     VOTING RIGHTS. The holders of shares of
Series A Preferred Stock shall have the following voting rights:

               (a) Each holder of a whole share of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series A Preferred Stock held of record on all matters on which holders of the Common Stock or shareholders generally are entitled to vote. Each holder of a fraction of a whole share of Series A Preferred Stock shall be entitled to a number of votes equal to the numerator of the fraction of a whole share so owned (so that, for example, if the Formula Number is 2000 and a person holds 5 units of one two-thousandths of a share, that person would be entitled to cast 5 votes).

               (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of Common Stock and any other class or series of voting stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

               (c) Except as provided herein, in Section 10 below or by applicable law, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and any other class or series of voting stock as set forth herein) for authorizing or taking any corporate action.

          Section 4.     CERTAIN RESTRICTIONS.

               (a)  Whenever quarterly dividends or other
     dividends or distributions payable on the Series A Preferred Stock, as provided in Section 2 above, are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (1)  declare or pay dividends on, make any
     other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding
     up) to the Series A Preferred Stock;

                    (2)  declare or pay dividends on or make any
     other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (3)  redeem or purchase or otherwise acquire
     for consideration any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
     up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire any of such parity shares in exchange for any shares of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                    (4)  purchase or otherwise acquire for
     consideration any Series A Preferred Stock, or any shares ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (b)  The Corporation shall not permit any
     subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation, unless the Corporation could, under paragraph (a) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.     LIQUIDATION RIGHTS. Upon the
     liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution, or winding
     up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of
     (1) 50% of the Purchase Price, as adjusted, per unit of one two-thousandths of a share of Series A Preferred Stock set forth in the Rights Agreement (so that if, for example, the Purchase Price is $5.00, the liquidation amount would be $2.50 per unit), or (2) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          Section 6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which its Common Stock is exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each of the shares of Common Stock is exchanged or changed.

          Section 7.     NO REDEMPTION; NO SINKING FUND.

               (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

               (b) The Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

          Section 8. FRACTIONAL SHARES. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one two-thousandths (1/2000th) of a share or any integral multiple of such fraction. At the election of the Corporation prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, either (1) certificates may be issued to evidence any such authorized fraction of a share of Series A Preferred Stock, or (2) any such authorized fraction of a share of Series A Preferred Stock may be evidenced by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of shares of Series A Preferred Stock.

          Section 9. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Certificate of Incorporation.

          Section 10. AMENDMENT. None of the relative rights, preferences and limitations of the Series A Preferred Stock as provided in Sections 1 through 9 above and in this
     Section 10 or elsewhere in this Certificate of Incorporation shall be amended in any manner which would alter or change the relative rights, preferences and limitations of the holders of shares of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as though such series were a separate class.

     FOURTH:   This Amendment to the Certificate of Incorporation
of the Corporation was authorized by the Board of Directors of the Corporation at a meeting duly called and held.

     IN WITNESS WHEREOF, this Amendment to the Certificate of
Incorporation of the Corporation has been subscribed by the
undersigned this     day of October, 1998.



                              Douglas P. Taylor, President and
                              Chief Executive Officer


                            Exhibit B

                   [Form of Rights Certificate]


     Certificate No. R-                      Rights


     NOT EXERCISABLE AFTER OCTOBER 5, 2008 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING OR AN ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING OR AN ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT].


                        Rights Certificate

                       TAYLOR DEVICES, INC.

     This certifies that _____________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 5, 1998 (the "Rights Agreement"), between Taylor Devices, Inc., a New York corporation (the "Company"), and Regan & Associates, Inc. (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (New York City time) on October 5, 2008 at the office or offices of the Company, as Transfer Agent, or other transfer agent designated for such purpose, one two-thousandths (1/2000) of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") of the Company, at a purchase price (the "Purchase Price") of $5.00 per unit of one two-thousandths of a share, upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 19, 1998, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Series A Preferred Stock will be issued.

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Adverse Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Series A Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company and are also available upon written request to the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the shareholder services office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing rights entitling the holder to purchase a like aggregate number of one two-thousandths of a share of Series A Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (a) the 10th day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (b) the Final Expiration Date. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors (as such term is defined in the Rights Agreement).

     No fractional shares of Series A Preferred Stock will be issued upon the exercise of any right or rights evidenced hereby (other than fractions which are integral multiples of one two-thousandths of a share of Series A Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Series A Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Transfer Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of ______________, _____



ATTEST:                       TAYLOR DEVICES, INC.

By:                           By:
Secretary                     Title: President

Countersigned:


By:
     Authorized Signature


           [Form of Reverse Side of Rights Certificate]


                        FORM OF ASSIGNMENT


          (To be executed by the registered holder if such holder desires to transfer the Rights
          Certificate.)


FOR VALUE RECEIVED

hereby sells, assigns and transfers unto


          (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________________, _____


________________________________________
Signature


Signature Guaranteed:



                       Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Adverse Person or an Affiliate or Associate of such Person.

Dated: ___________________, _____


________________________________________
Signature


Signature Guaranteed:



                              NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.



                   FORM OF ELECTION TO PURCHASE
               (To be executed if holder desires to
                exercise Rights represented by the
                       Rights Certificate.)


To:   TAYLOR DEVICES, INC.

     The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Series A Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to: Please insert social security or other identifying number


                 (Please print name and address)


     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to: Please insert social security or other identifying number


                 (Please print name and address)


Dated: _________________, _____


____________________________________________
Signature

Signature Guaranteed:



                           Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person, an Adverse Person or an Affiliate or Associate of such Person.

Dated: _________________, _____


__________________________________
Signature

Signature Guaranteed:


                              NOTICE

     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


                            EXHIBIT C

                  SUMMARY OF RIGHTS TO PURCHASE
                     SERIES A PREFERRED STOCK

     On October 5, 1998, the Board of Directors of Taylor Devices, Inc. (the "Company") declared (i) a dividend of one Right for each outstanding share of the Company's Common Stock, par value $.025 per share (the "Common Stock"), to shareholders of record at the close of business on October 19, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one two-thousandths (1/2000) of a share of Series A Junior Participating Preferred Stock, par value $.05 per share (the "Series A Preferred Stock"), at a Purchase Price of $5.00 per unit of one two-thousandths of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Regan & Associates, Inc., as Rights Agent. The Company currently acts as its own Transfer Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. A Distribution Date will occur and the Rights will separate from the Common Stock upon the earliest of (i) ten days following a public announcement that a Person or group of affiliated or associated Persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 30% or more of the shares of Common Stock then outstanding (the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a Person or group beneficially owning 24% or more of such outstanding shares of Common Stock (unless such tender offer or exchange offer is an offer for all outstanding shares of Common Stock which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders) or (iii) the date the Board of Directors declares a person to be an "Adverse Person", upon a determination by the Board that such Person, together with his affiliates or associates, is or has become the beneficial owner of 24% or more of the shares of Common Stock outstanding, and upon a determination by at least a majority of the Continuing Directors (as defined below) who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such Directors shall deem appropriate, that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such Continuing Directors determine that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time, or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, impairment of the Company's ability to maintain its competitive position or impairment of the Company's business reputation or ability to deal with governmental agencies) on the business or prospects of the Company.

     Under the Rights Agreement, Tayco Developments, Inc.
("Tayco") shall not be deemed to be either an Acquiring Person or an Adverse Person solely as a result of their ownership of shares of Common Stock.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates,
(ii) new Common Stock certificates issued after October 19, 1998 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 5, 2008, unless earlier redeemed by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except (i) with respect to certain shares of Common Stock issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of certain securities of the Company, or
(ii) as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that (i) a Person becomes the beneficial owner of 30% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which a majority of the Directors who are not officers of the Company and who are not affiliates or associates of such Person determine to be fair to and otherwise in the best interests of the Company and its shareholders), or (ii) the Board of Directors declares, upon the determination by at least a majority of the Continuing Directors who are not officers of the Company, that a person is an Adverse Person (each such event, a "Flip-in Event"), each holder of a Right will thereafter have the right to receive, upon payment of the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (based on a formula set forth in the Rights Agreement) equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or an Adverse Person (or by certain related parties) will be null and void. However, Rights are not exercisable following the occurrence of the Flip-in Event until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at a Purchase Price of $5.00 per Right, each Right not owned by an Acquiring or an Adverse Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $10.00 worth of Common Stock (or other consideration, as noted above) determined pursuant to a formula set forth in the Rights Agreement, for $5.00. Assuming that the Common Stock had a per share value of $5.00 at such time (as determined pursuant to such formula), the holder of each valid Right would be entitled to purchase two (2) shares of Common Stock for $5.00.

     In the event that, at any time following the Stock Acquisition Date or the date on which a Person is determined to be an Adverse Person, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which it is the surviving corporation but its Common Stock is changed or exchanged (other than a merger meeting certain conditions which follows an offer for all outstanding shares of Common Stock which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders), or (ii) 50% or more of the Company's assets, earning power or cash flow is sold or transferred ("Flip-over Event"), each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The Flip-over Events set forth in this paragraph and the Flip-in Events described in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of units of one two-thousandths of a share of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of,the Series A Preferred Stock,
(ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Series A Preferred Stock (other than fractions of one two-thousandth of a share, or integral multiples thereof) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

     At any time until 10 days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors who are not officers of the Company. The Company may not redeem the Rights if the Board of Directors has previously declared a Person to be an Adverse Person. Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of such Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

     The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any Person who is subsequently elected to the Board if such Person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, an Adverse Person or an affiliate or associate of any such Person, or any representative of any of the foregoing.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above, or are redeemed as provided in the second preceding paragraph.

     Other than certain provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person, an Adverse Person or an affiliate or associate thereof), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     The Rights have certain anti-takeover effects. Exercise of the Rights will cause substantial dilution to a Person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The existence of Rights, however, should not affect an offer at a fair price and otherwise in the best interests of the Company and its shareholders as determined by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten days following the Stock Acquisition Date or until a Person has been determined to be an Adverse Person redeem all but not less than all of the then outstanding Rights at the $0.01 redemption price.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.
EXHIBIT 20


                LETTER TO HOLDERS OF COMMON STOCK

Dear Shareholder:

     The Directors of Taylor Devices, Inc. have adopted a Shareholder Rights Plan that protects your interests in the event that the Company is confronted with coercive or unfair takeover tactics. The plan provides for a dividend of Rights to purchase shares of a new series of Series A Preferred Stock (or, in certain circumstances, Common Stock or other consideration), that are exercisable upon the occurrence of certain events.

     This Plan contains provisions to protect you in the event of an unsolicited offer to acquire the Company. The Plan provides protection from offers that do not treat all shareholders equally, acquisitions in the open market of shares constituting control without offering fair value to all shareholders, and other coercive or unfair takeover tactics that could impair the Directors' ability to represent your interests fully.

     The Plan will not affect an offer at a fair price and otherwise in the best interests of the Company and its shareholders as determined by its Board of Directors. The Plan will not interfere with a merger or other business combination that the Board approves as fair and as constituting a recognition of full value to the shareholders.

     The Rights become exercisable to purchase shares of Preferred Stock (or, in certain circumstances, Common Stock) only if (i) a person acquired 30% or more of the Company's Common Stock, or (ii) a person commenced a tender or exchange offer for 24% or more of the Company's Common Stock, or (iii) the Board of Directors determined that the beneficial owner of at least 24% of the Company's Common Stock intended to cause the Company to take certain actions adverse to it and its shareholders or that such ownership would have a material adverse effect on the Company. In circumstances described in clauses (i) and (iii) above, holders of Rights would be entitled to purchase, in lieu of Preferred Stock, Common Stock of the Company at a 50% discount from market value. Moreover, in the event that the Company were to enter into certain merger or asset sale transactions, after the occurrence of circumstances described in clauses (i) or (iii), holders would be entitled to exercise the Rights for common stock of the acquiring entity. The acquiring or adverse persons described in clauses (i) and (iii) would not be entitled to exercise Rights.

     The Rights attach to and trade with your shares. No separate Rights Certificates will be mailed to you unless an event triggering the Rights occurs. The issuance of Rights does not in any way weaken the financial strength of the Company or interfere with its business plans, and will not change the way in which you can currently trade shares of the Company's Common Stock.

     A summary of the Plan is enclosed. The Plan is complex, and we urge you to read this summary carefully. Its premise, however, is straightforward: to serve and protect the interests of the Company's shareholders.

                          Sincerely,

                          /s/ Douglas P. Taylor
                          Chairman, President and CEO

October 5, 1998


Exhibit 99

                PRESS RELEASE DATED OCTOBER 5, 1998

                         Contact:  Rockwell Associates
                                   Henry Rockwell
                                   203-262-6596

FOR IMMEDIATE RELEASE


      TAYLOR DEVICES, INC. ADOPTS SHAREHOLDER RIGHTS PLAN


North Tonawanda, N.Y., October 5, 1998, -- Taylor Devices, Inc. (NASDAQ:TAYD) announced today that its Board of Directors has adopted a Shareholder Rights Plan designed to deter coercive or unfair takeover tactics and to prevent an acquiror from gaining control of the company without offering a fair price to all shareholders.

     Under the Plan, Rights will be distributed as a dividend on each share of Common Stock (1 Right for each share of Common
Stock) held as of the close of business on October 19, 1998.

     The Rights will expire at the close of business on October 5, 2008.

     Each whole Right will entitle the holder to buy one two-thousandths (1/2000) of a newly-issued share of Taylor
Devices, Inc, Series A Junior Participating Preferred Stock at an exercise price of $5.00.

     The Rights attach to and trade with the shares of the Company's Common Stock. No separate Rights Certificates will be issued unless an event triggering the Rights occurs.

     The Rights will detach from the Common Stock and will initially become exercisable for shares of a new class of Series A Preferred Stock if: a person or group acquires beneficial ownership of 30% or more of Devices' Common Stock, except through a tender or exchange offer for all shares which the Board determines to be fair and otherwise in the best interest of Devices and its shareholders; a person or group commences a tender or exchange offer which would result in such person or group beneficialy owning 24% or more of Devices' Common Stock; or the Board determines that a person holding at least 24% of Devices' Common Stock intends to cause the corporation to take certain actions adverse to it and its shareholders or that such holder's ownership would have a material adverse effect on Devices.

     If any person becomes the beneficial owner of 30% or more of Devices' Common Stock (except through an offer which the Board determines to be fair) and the Board of Directors does not within 10 days thereafter redeem the Rights, or a person announces a tender offer for 24% or more of Devices' Common Stock and the Board of Directors does not thereafter delay the effectiveness of the Rights, or a 24% holder is determined by the Board to be an adverse person, each Right not owned by such person or related parties will then enable its holder to purchase, at the Right's then-current exercise price, Devices Common Stock (or, in certain circumstances as determined by the Board, a combination of cash, property, common stock or other securities) having a value of twice the Right's exercise price.

     Under certain circumstances, if Devices is acquired in a merger or similar transaction with another entity, or sells more than 50% of its assets, earning power or cash flow to another entity, each Right that has not previously been exercised will entitle its holder to purchase, at the Right's then-current exercise price, common stock of such other entity having a value of twice the Right's exercise price.

     Tayco Developments, Inc., which is the owner of 697,567 issued and outstanding shares of Common Stock, will not be deemed to be either an acquiring person for purposes of the 30% threshold or an adverse person for purposes of the 24% threshold, referred to above, solely as a result of its ownership of Common Stock.

     Details of the Shareholder Rights Plan are outlined in a letter which will be mailed to all Devices shareholders.

     Taylor Devices, which employs over 80 people in Western New York, is a product development and manufacturing company which is engaged in the design, development, manufacture and marketing of tension control, energy storage and shock absorption devices for use in various types of machinery, equipment and structures, as well as products in the seismic protection field and in the isolation of wind-induced vibrations.